Exhibit 99.2

DevvStream Announces Initial Crypto Treasury Portfolio and Appoints Custodian and Consultant
CALGARY, Alberta, July 22, 2025 — DevvStream Corp. (Nasdaq: DEVS) (“DevvStream” or the “Company”), a leading carbon management firm specializing in the development, investment, and sale of environmental assets, today announced the initial composition of its crypto treasury portfolio, along with the appointment of BitGo Trust Company (“BitGo”) as qualified custodian and FRNT Financial Inc as digital treasury consultant.
DevvStream is deploying a forward-looking crypto treasury strategy designed to combine institutional-grade liquidity with exposure to programmable sustainability, with real-world asset (“RWA”) tokenization as a core investment thesis. The Company’s treasury portfolio will initially include Bitcoin (BTC), Solana (SOL), and DevvE (DEVVE), representing its dual approach to its digital asset strategy.
◾	Bitcoin (BTC): Selected as the foundational asset of the digital economy, providing unparalleled security and market liquidity.
◾	Solana (SOL): Chosen for its exceptional transaction speed and large-scale ecosystem, offering stable yield and deep liquidity for treasury management.
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DevvE (DEVVE): A programmable digital asset that combines DeFi innovation and utility with the safety and security that traditional finance requires, enabling the Company’s “impact-layer tokenization” strategy.

“Our treasury model isn’t just about holding crypto. It’s about aligning capital with our mission,” said Sunny Trinh, CEO of DevvStream. “Our mix of assets is designed to deliver institutional-grade efficiency and income, while bridging to sustainability tokenization and real-world asset integration. Together, they position DevvStream at the intersection of liquidity, innovation, and impact.”
DevvStream expects to continue expanding its digital asset portfolio as part of its broader strategy to fund sustainable infrastructure, tokenize real-world environmental assets, and provide investors with diversified exposure to the emerging digital–environmental economy.
About DevvStream
Founded in 2021, DevvStream is a leading carbon management firm specializing in the development, investment, and sale of environmental assets, energy transition, and innovative carbon management solutions. The Company’s mission is to create alignment between sustainability and profitability, helping organizations achieve their climate initiatives while directly improving their financial health.

With a diverse approach to energy transition and carbon markets, DevvStream operates across three strategic domains: (1) an offset portfolio consisting of nature-based, tech-based, and carbon sequestration credits for immediate sale to corporations and governments seeking to offset their most difficult-to-reduce emissions; (2) project investment, acquisitions, and industry consolidation to extend the company’s reach, allowing it to become a full end-to-end solutions provider; and (3) project development, where the company serves as project manager for eligible activities such as EV charging or renewable energy generation in exchange for a percentage of generated credits or I-RECs.

For more information, please visit www.devvstream.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this news release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events, trends or DevvStream’s future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements include statements regarding DevvStream’s intentions, beliefs, projections, outlook, analyses and current expectations concerning, among other things, DevvStream’s ability to continue as a going concern and to realize the benefits of its recently completed business combination, DevvStream’s ability to remain listed on Nasdaq, the volatility of the market price and the liquidity of DevvStream’s common shares, the impact from future regulatory, judicial, legislative or regulatory changes in DevvStream’s industry, the trends in the carbon credit markets, future performance and anticipated financial impacts of certain transactions by DevvStream or others, the growth and value of the global carbon credit or I-REC market traded value, the potential of carbon credits to provide carbon emission reductions and reduce carbon emissions to limit global warming, estimated CO2 capture, sequestration, decarbonization or storage capacities or potentials of different projects in which DevvStream is investing, DevvStream’s opportunity pipeline and the ability of such opportunities to generate I-RECs, carbon credits, tax credits, or shared savings revenue each year, and the market growth and value of these markets, all of which are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at WWW.SEC.GOV. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by DevvStream and its management are inherently uncertain and subject to material change. Given these risks, uncertainties, and other factors, you should not place undue reliance on these forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties.

These forward-looking statements are expressed in good faith, and DevvStream believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and DevvStream is under no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in filings made by, or to be made by, DevvStream from time to time with the SEC and with the Canadian securities regulatory authorities. This news release is not an offer to sell or the solicitation of an offer to buy, any securities of DevvStream and this news release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in DevvStream. All subsequent written and oral forward-looking statements concerning DevvStream or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Contact
ir@devvstream.com
Phone: (408) 365-4348